SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 21, 2008

                        TIAN'AN PHARMACEUTICAL CO., LTD.
                        --------------------------------
             (Exact name of Registrant as specified in its charter)


        Nevada                          None                   None
------------------------------  ---------------------  ----------------------
 (State or other jurisdiction   (Commission File No.)      (IRS Employer
    of incorporation)                                     Identification No.)


                      Level 11, International Trade Centre,
                           No. 196 Xiaozhai East Road
                                  Xi'an, China
                     --------------------------------------
          (Address of principal executive offices, including Zip Code)


      Registrant's telephone number, including area code: 0086-29-85381586


                                       N/A
                            -----------------------
          (Former name or former address if changed since last report)

Item 4.01   Change in Registrant's Certifying Accountant

      Effective February 21, 2008 Wen Jiang & Company resigned as the Company's independent certified public accountants. Wen Jiang & Company were retained on February 14, 2008 and did not audit the Company's financial statements. During the Company's two most recent fiscal years and subsequent interim period ended February 21, 2008 there were no disagreements with Wen Jiang & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Wen Jiang & Company, would have caused them to make reference to such disagreements in any report they may have issued on the Company's financial statements.

      Effective February 29 2008 the Company hired Kabani & Company, Inc. as the Company's independent registered public accounting firm.

      Kabani & Company did not provide the Company with advice regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. During the two most recent fiscal years and subsequent interim period ended February 29, 2008, the Company did not consult with Kabani & Company regarding any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

      The decision to hire Kabani & Company as the Company's independent registered public accountants was recommended and approved by the directors of the Company. The Company does not have an audit committee.

Item 9.01         Financial Statements and Exhibits

   (d)  Exhibits

      16. Letter from the Company's former independent registered public accountants will be filed by amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    March 6, 2008
                                 TIAN'AN PHARMACEUTICAL CO., LTD.


                                 By: /s/ Weng Jianjun
                                     ----------------------------------------
                                     Weng Jianjun, Principal Executive Officer